EXHIBIT 10.31
                                                                   -------------

                       FIRST AMENDMENT TO LOAN ARRANGEMENT



This First Amendment to Loan Arrangement ("Amendment") is between Portland Brewing Company, an Oregon corporation ("Borrower") and MacTarnahan Limited Partnership, an Oregon limited partnership ("Lender").

                                    RECITALS

    A. Borrower and Lender are parties to a Promissory Note (the "Existing Note"), and an Agreement Concerning Loans and Security Interests, each dated November 1, 2001;
    B. Borrower has requested that certain amendments be made to the Existing Note; and

    C. Lender is willing to make certain amendments to the Existing Note on the terms and conditions provided in this Amendment.

                                    AGREEMENT

    1.   Amendments to Existing Note.

              Effective as of this Amendment, the Existing Note is amended in accordance with the terms of this Section 1; except as so amended, the Existing Note and the Agreement Concerning Loans and Security Interests will continue to remain in all respects in full force and effect.

         1.1 Section 1(a) is amended to read: "on December 1, 2001 - and on the same day of each of the following 34 months, with the exception of the months June 2002 through November 2002 - $15,000.00 together with accrued interest;"

         1.2 Section 1(b) is amended to read: "on April 10, 2003 - and on the same day of each following year until the entire principal amount, together with accrued interest, has been paid in its entirety - $35,000.00;"

         1.3 Section 1(c) is amended to read: "on July 10, 2003 - and on the same day of each following year until the entire principal amount, together with accrued interest, has been paid in its entirety - $35,000.00;"

    2. Interest. Interest between the date of this Amendment and December 1, 2002 will be calculated according to the terms of the Existing Note and will be accrued monthly. These amounts will be added to the principal amount due under the Existing Note.

    3. Further Assurances. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

    4. Governing Law. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle of any jurisdiction.

 1 - FIRST AMENDMENT TO LOAN AGREEMENT

    5. Venue. Any action or proceeding arising out of this Agreement will be litigated in courts located in Multnomah County, Oregon. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Multnomah County, Oregon.

    6. Attorney's Fees. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees, costs, and expenses incurred at arbitration, at trial, on appeal, and on petition for review, as determined by the arbitrator or court.

    7. Entire Agreement. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

    8. Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

                           [signature page to follow]



 2 - FIRST AMENDMENT TO LOAN AGREEMENT

           Dated effective:  June 1, 2002


                          MacTarnahan Limited Partnership, by
                          Harmer Mill & Logging Supply Co., its General Partner


                          /s/ ROBERT M. MACTARNAHAN
                          ---------------------------
                          By:  Robert M. MacTarnahan
                          Its: President




                           Portland Brewing Company


                           /s/ JEROME CHICVARA
                          ---------------------------
                           By: Jerome Chicvara
                           Its:  Chief Executive Officer



 3 - FIRST AMENDMENT TO LOAN AGREEMENT